Exhibit 10.9

NEC Partnership
101 High Street
Westwood, MA 02090

October 13, 2005

Chinmay Chatterjee, CEO
Integrated Pharmaceuticals, Inc.
310 Authority Drive
Fitchburg, MA 01420

Re:	Amendment to First Amendment and Restated Patent License Agreement (the “License”)

Dear Mr. Chatterjee:

On behalf of NEC Partnership, the Licensor under the above-referenced License, we hereby agree to modify section 5.4 of the License:

1.	by waiving any right to royalties in any year in which the sales of Licensed Products is less than $5 million; and
2.	by waiving any right to royalties in any year in which the EBITDA of the Company from the sale of Licensed Products is less than 12.5% of the Company’s revenues from the sale of Licensed Products.

To indicate the acceptance of Integrated Pharmaceuticals Inc. to these revised terms, please sign the acceptance line below.

Very truly yours,

NEC PARTNERSHIP
/s/ Edward D. Furtado____
Edward D. Furtado, Partner

ACCEPTED AND AGREED:

INTEGRATED PHARMACEUTICALS, INC.
/s/ Chinmay Chatterjee____
By: Chinmay Chatterjee
Its: CEO